Exhibit 99.2

2006 Section 16 Officers Base Salaries and Target Bonus Percentages

Name of Executive
Officer	Title	2006 Base Salary	2006 Target Bonus*
	Chief Executive
	Officer and
Alan Trefler	Chairman	$225,000	100%

	Vice President,
Douglas Kra	Global Services	$210,000	45.0%

	Senior Vice
	President,
Michael Pyle	Engineering	$215,000	45.0%

	Senior Vice
	President, Chief
	Financial Officer
Christopher Sullivan	and Treasurer	$265,000	45.0%

*(as a percentage of Base Salary)

In addition, the Compensation Committee determined the 2006 base salary and target bonus for Richard Jones. Mr. Jones is a Director of the Company and an employee, but not an Executive Officer. Mr. Jones’ base salary is $150,000, and his target bonus is 50%.